Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Inhibikase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)

	Other	Units	Rule 457(o)	(1)	(2)	(2)

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$300,000,000	$0.0001531	$45,930.00(3)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—	—	—	—	—	—	—

	Total Offering Amounts					$300,000,000		$45,930.00

	Total Fees Previously Paid

	Total Fee Offsets							$8,393.16(4)

	Net Fee Due							$37,536.84

(1)

Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant Instruction 2.A.ii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000.

(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.
(4)

On February 4, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-262551) registering up to $100,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, rights and units (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Registrant owed and paid a total fee of $9,270.00 based on the fee rate then in effect. The offering of the unsold securities registered under the Prior Registration Statement terminated on February 4, 2025 upon the expiration of the Prior Registration Statement. At the time of the termination of the offering under the Prior Registration Statement, there remained unsold $90,541,091.97 of securities registered under the Prior Registration Statement, for which the Registrant previously paid a registration fee of $8,393.16 based on the fee rate in effect at the time of the initial filing of the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $8,393.16 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the unsold securities under the Prior Registration Statement.

Table 2: Fee Offset Claims and Source

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Inhibikase Therapeutics, Inc.	S-3	333-262551	February 4, 2022		$8,393.16	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$90,541,091.97	—

Fee Offset Sources	Inhibikase Therapeutics, Inc.	S-3	333-262551		February 4, 2022				—	—	$8,393.16

(1)	See Notes (1) and (4) under Table 1 above.